UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 15, 2021

 BioDelivery Sciences International, Inc.
(Exact name of registrant as specified in its charter)

Delaware		001-31361	35-2089858
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)
4131 ParkLake Ave., Suite 225
Raleigh,	NC.		27612
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: 919-582-9050
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001	BDSI	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2021, BioDelivery Sciences International, Inc. (the “Company”) issued a press release announcing its financial results for the second quarter ended June 30, 2021. A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K.

Appointment of Chief Accounting Officer

On October 21, 2021, the Board of Directors (the “Board”) of BioDelivery Sciences International, Inc. (the “Company”) announced that the Company had appointed John Golubieski as the Company’s Chief Accounting Officer, effective as of October 25, 2021. Mr. Golubieski will serve as Chief Accounting Officer until November 4, 2021, at which time he will resign from the position of Chief Accounting Officer and become Chief Financial Officer. Mr. Golubieski will also serve as the Company’s principal financial officer and principal accounting officer, effective as of November 4, 2021.

Prior to joining the Company, from May 2018 to April 2020, Mr. Golubieski, 56, served as Chief Financial Officer of IlluminOss Medical, Inc., a medical device company, prior to its acquisition by a private equity firm. From August 2017 to May 2018, Mr. Golubieski served as Chief Financial Officer of Axsome Therapeutics, Inc., a biopharmaceutical company. From June 2014 to August 2017, Mr. Golubieski served as Chief Financial Officer of Osmotica Holdings, LLC, a biopharmaceutical company. From July 2013 to June 2014, Mr. Golubieski served as Interim Chief Financial Officer of Lantheus Medical Imaging, Inc., a public medical diagnostic company, which he helped complete its initial public offering. Mr. Golubieski also served as Chief Financial Officer at Fougera Pharmaceuticals Inc., a pharmaceutical company, prior to its acquisiton by Sandoz, a division of Novartis, and as Senior Vice President, Financial Planning & Analysis at King Pharmaceuticals Inc., a pharmaceutical company, prior to its acquisition by Pfizer Inc. Mr. Golubieski also held roles of increasingly responsibility at Bristol-Myers Squibb Company and was a staff accountant at PricewaterouseCoopers. Mr. Golubieski received a MBA and a BS from Rider University.

No family relationships exist between Mr. Golubieski and any of the Company’s directors or executive officers. There are no arrangements or understandings between Mr. Golubieski and any other person pursuant to which Mr. Golubieski was selected as the Chief Accounting Officer and Chief Financial Officer, respectively, nor are there any transactions to which the Company is or was a participant in which Mr. Golubieski has a material interest subject to disclosure pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Golubieski’s appointment, the Company entered into an employment agreement with Mr. Golubieski, effective as of October 25, 2021 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Golubieski will be paid an annual base salary of $440,000 and will be eligible for an annual performance-based incentive cash bonus in an amount up to 45% of Mr. Golubieski’s then-current base salary. Mr. Golubieski’s bonus for 2021 will be pro-rated to reflect his start date with the Company. In connection with his appointment, Mr. Golubieski will receive (i) an inaugural, one-time grant of options to purchase common stock with a value of $720,000 (the “Option Award”) and (ii) an inaugural, one-time grant of restricted stock units with a value of $240,000 (the “RSU Award”). The strike price for the Option Award will be the closing price of the Company’s common stock on the Nasdaq Global Select Market on the date of the grant. Both the Option Award and the RSU Award will vest in three equal portions on the first, second and third anniversary date of the grant date, subject to Mr. Golubieski’s continued service with the Company through the applicable vesting dates.

In the event Mr. Golubieski’s employment is terminated by the Company without Cause, by Mr. Golubieski for Good Reason or as a result of Mr. Golubieski’s death or permanent disability, subject in each case to his signing and complying with a release agreement and the release agreement becoming effective, Mr. Golubieski will be entitled to receive a lump sum cash payment equal to 100% of Mr. Golubieski’s annual base salary then in effect plus his pro-rated target annual performance bonus for the then-current year. In the event Mr. Golubieski’s employment is terminated by the Company without Cause or by Mr. Golubieski for Good Reason within 12 months after a Change of Control, subject to his signing and complying with a release agreement and the release agreement becoming effective, Mr. Golubieski will be entitled to (i) receive a lump sum cash payment equal to 100% of Mr. Golubieski’s annual base salary then in effect, (ii) receive 100% of his target annual performance bonus for the then-current year, (iii) maintain any rights granted pursuant to any retirement, profit sharing and savings, healthcare, 401(k) and any other benefit plans sponsored by the Company and (iv) full acceleration of vesting of any of his unvested equity awards.

The terms “Cause,” “Good Reason” and “Change of Control” are each defined in Mr. Golubieski’s offer letter.

The foregoing description of Mr. Golubieski’s employment agreement is only a summary and is qualified in its entirety by reference to the full text of Mr. Golubieski’s employment agreement, a copy of which will be filed as an exhibit to a subsequent periodic report.

Departure of Chief Financial Officer

On October 15, 2021, Mary Theresa Coelho resigned as Executive Vice President, Chief Financial Officer and Treasurer of the Company to pursue other professional opportunities. Ms. Coelho’s resignation is effective as of November 3, 2021 and is not the result of any disagreement regarding the Company’s financial reporting or accounting policies, procedures, estimates or judgments.

Item 8.01	Other Events.
On October 21, 2021, the Company issued a press release announcing the appointment of Mr. Golubieski as Chief Accounting Officer. A copy of the press release is furnished as Exhibit 99.1 to this report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release issued by the Company on October 21, 2021, furnished herewith
104	Cover Page Interactive Data File (embedded within the Inline XBRL document contained in Exhibit 104)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 21, 2021	BIODELIVERY SCIENCES INTERNATIONAL, INC.

	By:	/s/ James Vollins
	Name:	James Vollins
	Title:	General Counsel